SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2011

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

1120 Wayzata Boulevard East, Suite 201

Wayzata, MN 55391

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 1, 2011, Nortech Systems, Inc., a Minnesota corporation, completed the acquisition of the electronic manufacturing services (EMS) business unit of Winland Electronics, Inc., (Winland) a Minnesota corporation.

Nortech paid $1,042,389 in cash at closing and will make deferred payments of $250,000 on July 1, 2011, and $250,000 on October 1, 2011.  Nortech also agreed to purchase a minimum of $2,200,000 of inventory as consumed and has assumed substantially all of the liabilities of Winland’s EMS business unit. The purchase agreement and terms were negotiated on an arms-length basis as previously reported on November 15, 2010.

In connection with the acquisition, Nortech entered into an agreement to manufacture certain products related to the production of Winland’s proprietary monitoring devices business unit. Nortech also agreed to a six year agreement with Winland to lease office and manufacturing space at 1950 Excel Drive, Mankato, Minnesota, 56001, and sublease 1,000 square feet back to Winland.

Item 9.01  Financial Statements and Exhibits.

Pro forma financial information

Pro forma financial information required by this item is not included in this Form 8-K but will be filed with the Registrant’s Annual Report on Form 10-K on or about March 11th, 2011.

Exhibit No.	Description

99	News Release dated January 3, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011

Nortech Systems Incorporated
(Registrant)

/s/ Bert M. Gross
Bert M. Gross, Secretary